EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ENDRA Life Sciences Inc. (the “Company”) for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Francois Michelon, Chief Executive Officer of the Company, and Irina Pestrikova, Senior Director, Finance of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to ENDRA Life Sciences Inc. and will be retained by ENDRA Life Sciences Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Francois Michelon	/s/ Irina Pestrikova
Name: Francois Michelon	Name: Irina Pestrikova
Title: Chief Executive Officer	Title: Senior Director, Finance
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)
Date: March 28, 2024	Date: March 28, 2024